UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 26, 2011
Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	0-12055	34-1371693

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield Ohio	44406-05555

(Address of principal executive offices)	(Zip Code)
(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On January 26, 2011, Farmers National Banc Corp. (the “Company”), its wholly-owned subsidiary, The Farmers National Bank of Canfield (the “Bank”), and Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”) executed an amendment (the “Amendment”) to the agency agreement, dated December 20, 2010, by and among the Company, the Bank and Sandler O’Neill (the “Agency Agreement”), under which Sandler O’Neill has acted as financial advisor and selling agent during the Company’s previously announced rights offering, offering to standby purchasers and public reoffer of the Company’s common shares. Pursuant to the terms of the Amendment, the Company, the Bank and Sandler O’Neill have agreed to modify Section 4 of the Agency Agreement and increase the amount of the disbursements, fees and expenses of Sandler O’Neill’s counsel that the Company will pay or cause to be paid from $160,000 to $180,000 and to decrease the amount of Sandler O’Neill’s marketing and travel expenses that the Company will pay or cause to be paid from $50,000 to $30,000. A copy of the Amendment is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.
ITEM 8.01 OTHER EVENTS.
     On January 31, 2011, the Company announced the results of its previously announced public reoffering of its common shares. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description

1.1	Amendment No. 1 to Agency Agreement, dated January 26, 2011, by and among Farmers National Banc Corp., The Farmers National Bank of Canfield and Sandler O’Neill + Partners, L.P. (filed herewith).

99.1	Press Release, dated January 31, 2011 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.
By:	/s/ Carl D. Culp
Carl D. Culp
Executive Vice President and Treasurer

Date: January 31, 2011